EXHIBIT 4.18


                          DATED 13TH DAY OF MARCH 2001











                   ------------------------------------------

                           THE GLOBAL SOURCES EMPLOYEE
                         EQUITY COMPENSATION PLAN NO. IV
                             (THE SHARE GRANT PLAN)
                   ------------------------------------------












                            Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                 Hamilton HM 12

                                TABLE OF CONTENTS
No.          Section                                                      Page
------------ ----------------------------------------------------------- ------

1.         Name of the Plan...............................................2

2.         Purpose of the Plan............................................2

3.         Shares Subject to the Plan.....................................2

4.         Eligible Persons...............................................2

5.         Non-transferability............................................2

6.         Adjustments....................................................3

7.         Vesting of the Shares..........................................3

8.         Plan Duration..................................................4

9.         Administration.................................................4

10.        Terminating Transactions.......................................5

11.        Government Regulations.........................................5

12.        Costs and Expenses.............................................5

13.        Amendment or Termination of the Plan...........................6

14.        Effective Date of the Plan.....................................6

15.        Limitation of Liability........................................6

16.        Governing Law and Jurisdiction.................................6

SCHEDULE 1 ...............................................................8

SCHEDULE 2 ...............................................................9

                           THE GLOBAL SOURCES EMPLOYEE
                         EQUITY COMPENSATION PLAN NO. IV


1.   Name of the Plan

          This Employee Equity Compensation Plan shall be known as The Global Sources Employee Equity Compensation Plan No. IV, otherwise the Share Grant Plan.

2.   Purpose of the Plan

          The purpose of the Global Sources Employee Equity Compensation Plan No. IV (the "Plan") is to make awards of common shares of US$0.01 each (the "Shares") in Global Sources Ltd., a company incorporated in Bermuda, through the Global Sources Employee Equity Compensation Trust (the "Trust") to eligible persons as set out in Section 4.

3.   Shares Subject to the Plan

          The Shares held by Harrington Trust Limited as trustee of the Trust dated 30 December 1999 (the "Trustee") shall be eligible for issuance by the Trustee pursuant to the Plan. A plan committee (the "Plan Committee") is constituted under the Trust and appointed by Trade Media Holdings Ltd. (the "Company") to determine the allocation of shares and other benefits to the Grantees.

4.   Eligible Persons

          The persons eligible to be awarded Shares under the Plan (a "Grantee" and collectively the "Grantees") are any persons employed by the Company, including Directors of the Company, or by its parent (if any), or any of its subsidiaries or its affiliates on a salaried basis or any consultant or advisor to, or independent contractor of the Company, its parent (if any), or any of its subsidiaries or its affiliates ("eligibly employed") on or after the date hereof. Grantees shall be determined by resolution of the Board of Directors of the Company, whose decision shall be final. Shares which may be awarded to a Grantee shall be determined by the Plan Committee at the time of the award.

5.   Non-transferability

          Any Shares awarded under the Plan shall be non-transferable except in accordance with Section 7 hereof and with the terms of Schedules 1 and 2 respectively.

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




6.   Adjustments

          If the outstanding Shares then subject to the Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganisations, recapitalisations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments shall be made in the number and/or type of Shares or Securities as shall be directed by the Plan Committee. Any such adjustment in outstanding Shares will be made in order to preserve, but not to increase or decrease, the benefits to the Grantees existing immediately prior to the event giving rise to such adjustment.

7.   Vesting of the Shares

          Each Share awarded under the Plan shall vest in the Grantee as set in
          Schedule 2, subject to the following:

          (a)  In the case of every Share awarded hereunder:

               (i) if a Grantee ceases to be eligibly employed because of the Grantee's discharge for "cause", as hereinafter defined, any Share which has not vested is forfeited with such cessation of employment;

               (ii) if a Grantee ceases to be eligibly employed before all the
                    Shares are vested in accordance with Schedule 2 because of the Grantee's resignation, which shall include retirement other than as well as at "normal retirement", as hereinafter defined, the Grantee shall receive the pro-rated portion of the Shares (if any) as would be vested in accordance with
                    Schedule 2 and as are available (if at all) at the next vesting date following the resignation of the Grantee, subject always to the discretion of the Plan Committee to direct otherwise, whose decision shall be final;

               (iii) if a Grantee shall die before all the Shares are vested in accordance with Schedule 2 the person or persons to whom the Grantee's rights to the Shares shall have lawfully passed whether by will, by the applicable laws of succession or otherwise shall receive the pro-rated portion of the Shares (if any) as would be vested in accordance with Schedule 2 and as are available (if at all) at the next vesting date;

               (iv) if a Grantee shall become disabled while eligibly employed but before all the Shares are vested the Grantee's rights to the Shares which have not vested are subject to the discretion of the Plan Committee whose decision shall be final;

               (v) "cause" shall mean conduct, as determined by the Board, involving one or more of the following: the commission of an act of theft, embezzlement, fraud, dishonesty, or moral turpitude, the deliberate disregard of the rules of the Company which resulted in or on the Board's determination may result in loss, damage or injury to the Company, the unauthorised disclosure of any trade secret or confidential information of the Company, the commission of an act which constitutes unfair competition with the Company, the failure to perform a duty as assigned or within the time period assigned or the negligent performance of duties. In the event that the Grantee does not accept the determination of the Company, the matter will be decided in accordance with Bermuda law and the vesting of the Shares will be suspended pending resolution by the Bermuda Courts;

               (vi) "normal retirement" shall mean retirement from active employment by the person eligibly employed on or after the normal retirement date specified in the applicable pension plan relating to the person eligibly employed or if there is no such pension plan, age 65.

          (b) Until Shares are vested the Grantee shall not receive dividends thereon or have any voting rights.

8.   Plan Duration

          Shares may not be awarded more than ten years after the effective date of the Plan.

9.   Administration

          The Plan shall be managed and administered by the Trustee subject to the directions of the Plan Committee as provided under the Trust.

          The interpretation and construction by the Trustee of any provisions of the Plan or of any benefit granted hereunder shall be final and binding upon Grantees and their respective successors, unless otherwise determined by the Company, in which case such determination of the Company shall be final and binding. Neither the Trustee nor the Company shall be liable for any action taken, or determination made, in good faith.

          The Trustee or the Company may, from time to time, adopt rules and regulations for carrying out the Plan and, subject to the provisions of the Plan, may issue a certificate in the form annexed to the Plan or prescribe the form or forms of the instruments evidencing Shares awarded under the Plan.

          Subject to the provisions of the Plan and to the directions of the Plan Committee, the Trustee shall have full and final authority in its discretion to select the persons to be awarded Shares, to determine the number of Shares to be awarded, the terms of award, including any vesting provisions, and such other terms and provisions thereof as it may authorise at the time when each Share is awarded, each of which terms and provisions may be different for each award. The Trustee, with the consent of the Plan Committee, may amend the terms of any existing award to accelerate the time or times at which Shares awarded under the Plan, or any part thereof, shall become vested, or in any other respect which shall not adversely affect the rights of the holder of such award of Shares.

          The Company may delegate any of its powers, rights, duties and responsibilities under the Plan to the Plan Committee who may discharge same with the authority and in the place and stead of the Company.

10.  Terminating Transactions

          Upon the occurrence of a "Terminating Transaction", as hereinafter defined, the Plan shall terminate. Upon the happening of a Terminating Transaction, the Shares which have not vested shall ipso facto become vested and the Trustee shall, on the twentieth business day after the Terminating Transaction shall first have come to the notice of the Company, or on such earlier date as the Trustee may in its discretion determine, make payment in consideration therefor of an amount equal to the market value of such Shares on the date of such Terminating Transaction (such amount not to be less than zero), such payment to be made by bank draft.

          "Terminating Transaction" shall mean such transaction resulting in the termination or substantial termination of the Company or the takeover or change of control of the Company as the Plan Committee shall in its absolute discretion determine.

11.  Government Regulations

          The Trustee shall not issue any Shares unless and until all licences, permissions and authorisations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

12.  Costs and Expenses

          All costs and expenses with respect to the adoption of the Plan and in connection with the awarding of Shares shall be borne by the Company; provided, however, that except as otherwise specifically provided in the Plan or in any agreement between the Company and a Grantee, the Company shall not be obliged to pay any costs or expenses (including legal fees) incurred by any Grantee in connection with any Shares held or transferred by any Grantee.

13.  Amendment or Termination of the Plan

          The Company by resolution of the Board of Directors may alter, amend, suspend or terminate the Plan; however, no such action shall deprive the Grantee, without his or her consent, of any benefit or any of the rights thereunder awarded to the Grantee pursuant to the Plan.

          No amendment of this Plan shall increase the duties and responsibilities of the Trustee without its consent.

14.  Effective Date of the Plan

          The effective date of the Plan shall be that set out at the end of the Plan.

15.  Limitation of Liability

          No member of the Board or the Plan Committee, or any officer or employee of the Company acting on behalf of the Board or the Plan Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

16.  Governing Law and Jurisdiction

          This Plan shall be governed by and interpreted and construed in accordance with the laws of Bermuda and the Company and each Grantee hereby irrevocably submits to the exclusive jurisdiction of the courts of Bermuda.

          THIS DOCUMENT IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE


                               GLOBAL SOURCES LTD.


                             SHARE AWARD CERTIFICATE


           THE GLOBAL SOURCES EMPLOYEE EQUITY COMPENSATION PLAN NO. IV


THIS IS TO CERTIFY that, on the date shown below, a grant of Shares was awarded to the Grantee named below, subject to the provisions of the above-mentioned Plan, as amended from time to time and to the Rules made pursuant thereto for the time being in force, to receive the number of common shares of US$0.01 each in the capital of Global Sources Ltd. specified below.


Grantee: Name:
                                    -------------------------------------------
         Address:
                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------

Date of Award:
                                    -------------------------------------------

Vesting Dates and amounts:
                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------


Number of Shares:                   _____________


                                    For and on behalf of the Trustee


                                    -------------------------------------------

                                   SCHEDULE 1


Upon the awarding of Shares to the Grantee, such Shares shall not vest in the Grantee but shall be held by the Trustee for the Grantee subject to the following provisions and in accordance with the provisions of Schedule 2:

1. The Grantee can direct the Trustee to transfer the Shares to the Grantee or to such person as the Grantee directs.

2. The maximum number of Shares that may be issued to any individual any calendar year shall not exceed 25% of the aggregate number of Shares to be issued under the Plan.

                                   SCHEDULE 2

Shares will vest over five years in accordance with the Schedule set out below.

----------------------------------------------------------------------------------------------------------------------
                       1 year after       2 years after         3 years after        4 years after      5 years after
                        Award Date          Award Date            Award Date          Award Date         Award Date
----------------------------------------------------------------------------------------------------------------------
 Percentage of the         10%            1 An additional         An additional        An additional     An additional
 Award which vests                             15%                   15%                 20%               40%
----------------------------------------------------------------------------------------------------------------------


Where the percentage of the award which vests will give rise to the vesting of part shares, the portion shall be rounded up to the nearest whole share.

The rights to Shares acquired by a Grantee under the Plan are not transferable until the Shares are vested, except in accordance with 7(a)(iii).

IN WITNESS WHEREOF the Company has caused its common seal to be hereunto affixed in the presence of its duly authorised officers as of the 13th day of March 2001.


The COMMON SEAL of                                   )
TRADE MEDIA HOLDINGS LTD.                            )
was hereunto affixed in the presence of:             )




-------------------------------
DIRECTOR




-------------------------------
DIRECTOR/SECRETARY




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